UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2020

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	333-239251	84-41099750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

265 Franklin Street Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 327-8376

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On October 1, 2020, Eastern Bankshares, Inc., a Massachusetts corporation (the “Company”) and the proposed holding company for Eastern Bank, issued a press release announcing that the Company had concluded the subscription offering of its common stock on September 16, 2020 in connection with the pending conversion of Eastern Bank Corporation from the mutual to stock form of organization.

The press release also announced that, based upon preliminary results, the Company received orders of approximately $1.8 billion in the subscription offering, including 8% of the offering shares that will be purchased by the Eastern Bank employee stock ownership plan. In addition, as disclosed in the prospectus for the offering, the Company intends to donate to the Eastern Bank Charitable Foundation promptly following the closing of the offering such number of shares of common stock that is equal to 4% of the shares of common stock outstanding immediately after such donation.

The Company will not conduct a community, syndicated or firm commitment public offering in connection with the conversion in light of the orders received during the subscription offering.

Completion of the offering and conversion remains subject to receipt of final regulatory approvals and satisfaction of customary closing conditions.

The foregoing description of the Company’s press release is qualified in its entirety by reference to the press release filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description

99.1	Press Release dated October 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: October 1, 2020	By:	/s/ James B. Fitzgerald
James B. Fitzgerald Chief Financial Officer